Exhibit 99.1

Shore Community Bank
Index

Page
Financial Statements

Balance Sheet as September 30, 2019 (unaudited) and December 31, 2018	2

Statement of Income for the nine months ended September 30, 2019 and 2018 (unaudited)	3

Statement of Comprehensive Income (Loss) for the nine months ended
September 30, 2019 and 2018 (unaudited)	4

Statement of Stockholders' Equity for the nine months ended September 30, 2019 and 2018 (unaudited)	5

Statement of Cash Flows for the nine months ended September 30, 2019 and 2018 (unaudited)	6

Notes to Financial Statements – September 30, 2019 (unaudited)	8

Shore Community Bank

Balance Sheet

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Cash and due from banks	$34,504,683	$14,962,807
Securities available-for-sale, at fair value	11,483,174	13,508,751
Securities held-to-maturity (fair value of $16,226,847 at
2019 and $16,092,960 at 2018)	15,877,618	16,112,785
Federal Home Loan Bank stock, at cost	268,500	239,000
Loans receivable, net of allowance for loan losses of
$2,570,768 at 2019 and $2,556,769 at 2018	207,901,412	208,148,995
Premises and equipment, net	4,028,685	4,045,183
Operating lease right of use assets	1,034,440	-
Accrued interest receivable	1,038,497	1,007,804
Prepaid expenses and other assets	1,344,088	1,446,074
Bank owned life insurance	7,237,436	7,124,428
Foreclosed assets	953,568	953,568

Total assets	$285,672,101	$267,549,395
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$58,896,379	$55,275,785
Interest bearing	191,032,387	180,125,323
Total deposits	249,928,766	235,401,108
Accrued interest payable	244,962	176,741
Lease liability	1,034,440	-
Other liabilities	1,450,167	838,001
Total liabilities	252,658,335	236,415,850
Stockholders' Equity
Common stock, par value $5 per share; 4,000,000 shares
authorized; 3,123,456 shares issued and outstanding
at September 30, 2019 and December 31, 2018, respectively	15,617,280	15,617,280
Surplus	11,565,385	11,444,869
Retained earnings	5,821,126	4,237,397
Accumulated other comprehensive income (loss)	9,975	(166,001)
Total stockholders' equity	33,013,766	31,133,545
Total liabilities and stockholders' equity	$285,672,101	$267,549,395

The accompanying notes are an integral part of these unaudited financial statements.

2

Shore Community Bank

Statement of Income

	Nine Months Ended September 30,
	2019	2018
Interest Income
Loans receivable, including fees	$8,406,530	$7,946,726
Securities:
Taxable	260,913	263,174
Tax-exempt	359,903	363,660
Federal funds sold and short-term investments	333,927	329,958
Total interest income	9,361,273	8,903,518
Interest Expense
Deposits	1,588,262	1,228,081
Total interest expense	1,588,262	1,228,081
Net interest income	7,773,011	7,675,437
Provision (credit) for Loan Losses	-	(130,000)
Net interest income after provision (credit) for loan losses	7,773,011	7,805,437
Other Income
Service charges	317,628	287,458
Mortgage banking activities	2,502	28,267
Net losses on foreclosed assets	-	(12,446)
Income from bank owned life insurance	113,008	117,011
Other	59,974	342,624
Total other income	493,112	762,914
Other Expenses
Salaries, wages, and employee benefits	2,753,528	2,632,953
Occupancy	504,151	493,125
Equipment	48,071	69,538
Data processing	357,901	328,815
Advertising and promotion	26,122	36,110
Supplies, printing, and postage	65,797	77,074
Foreclosed assets expenses	45,165	39,281
Federal deposit insurance premium	37,200	131,585
Merger related expenses	395,576	-
Other	689,722	632,518
Total other expenses	4,923,233	4,440,999
Income before income tax expense	3,342,890	4,127,352
Income Tax Expense	1,056,382	1,158,501
Net income	$2,286,508	$2,968,851
Earnings Per Share
Basic	$0.73	$0.95
Diluted	$0.72	$0.94

The accompanying notes are an integral part of these unaudited financial statements.

3

Shore Community Bank

Statement of Comprehensive Income

	Nine Months Ended September 30,
	2019	2018

Net Income	$2,286,508	$2,968,851

Other Comprehensive Income (Loss)
Unrealized holding gains (losses) on securities available-for sale	244,479	(348,497)
Tax effect	(68,503)	97,579

Total other comprehensive income (loss), net of tax	175,976	(250,918)

Comprehensive income	$2,462,484	$2,717,933

The accompanying notes are an integral part of these unaudited financial statements.

4

Shore Community Bank

Statement of Shareholders’ Equity

				Accumulated
				Other
	Common		Retained	Comprehensive
	Stock	Surplus	Earnings	Income (Loss)	Total

Balance, December 31, 2018	$15,617,280	$11,444,869	$4,237,397	$(166,001)	$31,133,545
Net income	-	-	2,286,508	-	2,286,508
Cash dividends paid	-	-	(702,779)	-	(702,779)
Other comprehensive loss	-	-	-	175,976	175,976
Stock compensation expense	-	120,516	-	-	120,516

Balance, September 30, 2019	$15,617,280	$11,565,385	$5,821,126	$9,975	$33,013,766

Balance, December 31, 2017	$15,494,290	$11,365,313	$1,170,310	$(26,057)	$28,003,856

Net income	-	-	2,968,851	-	2,968,851
Cash dividends paid	-	-	(701,026)	-	(701,026)
Other comprehensive loss	-	-	-	(250,918)	(250,918)
Exercise of stock options (24,598 shares)	122,990	(33,013)	-	-	89,977
Stock compensation expense	-	79,546	-	-	79,546

Balance, September 30, 2018	$15,617,280	$11,411,846	$3,438,135	$(276,975)	$30,190,286

The accompanying notes are an integral part of these unaudited financial statements.

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Shore Community Bank

Statement of Cash Flows

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities
Net income	$2,286,508	$2,968,851
Adjustments to reconcile change in net income to net cash
provided by operating activities:
Provision (credit) for loan losses	-	(130,000)
Depreciation expense	141,057	165,889
Net amortization of premiums and discounts	351,454	255,023
Deferred income taxes	69,885	(181,518)
Stock compensation expense	120,516	79,546
Writedown of foreclosed assets	-	1,040
Net loss on sale of foreclosed assets	-	11,406
Proceeds from sale of loans held for sale	178,615	418,267
Loans originated for sale	(175,000)	(395,000)
Net gain on sale of loans held for sale	(3,615)	(23,267)
Earnings on bank owned life insurance	(113,008)	(117,011)
(Increase) decrease in assets:
Accrued interest receivable	(30,693)	(38,701)
Prepaid expenses and other assets	170,412	690,158
Increase in liabilities:
Accrued interest payable	68,221	24,681
Other liabilities	380,351	197,860
Net cash provided by operating activities	3,444,703	3,927,224
Cash Flows from Investing Activities
Securities available-for-sale:
Maturities and principal repayments	2,427,839	2,213,754
Securities held-to-maturity:
Purchases	(1,178,566)	-
Maturities and principal repayments	1,331,278	338,722
Net purchases of Federal Home Bank stock	(29,500)	(45,200)
Net increase in loans	(154,198)	(5,692,442)
Purchases of premises and equipment	(124,559)	(48,415)
Proceeds from sales of foreclosed assets	-	97,223
Proceeds from life insurance	-	114,468
Net cash provided by (used in) investing activities	2,272,294	(3,021,890)
Cash Flows from Financing Activities
Net increase in deposits	14,527,658	9,147,273
Dividends paid	(702,779)	(701,026)
Proceeds from exercise of stock options	-	89,977
Net cash provided by financing activities	13,824,879	8,536,224
Net increase in cash and cash equivalents	19,541,876	9,441,558

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Shore Community Bank

Cash and Cash Equivalents, Beginning of Year	14,962,807	22,559,598
Cash and Cash Equivalents, End of Period	$34,504,683	$32,001,156
Supplementary Cash Flows Information
Interest paid	$1,520,041	$818,906
Income taxes paid	$670,000	$855,000
Supplementary Schedule of Noncash Investing Activities
Foreclosed assets acquired in settlement of loans	$-	$85,512
Initial recognition of operating lease right of use assets	$984,031	$-
Initial recognition of operating lease liabilities	$984,031	$-
Acquisition of operating lease right of use assets	$213,720	$-
Execution of lease of operating lease liabilities	$213,720	$-

The accompanying notes are an integral part of these unaudited financial statements.

7

Shore Community Bank
Notes to the Financial Statements

1.	Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying unaudited financial statements include the accounts of Shore Community Bank ("SCB") and have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments considered necessary for fair presentation have been included. Operating results for the nine month period ended September 30, 2019 are not necessarily indicative of the results for the year ending December 31, 2019. For further information, refer to the consolidated financial statements and notes thereto included in the accompanying SCB’s financial statements for the year ended December 31, 2018.

SCB was incorporated March 20, 1996 under the laws of the State of New Jersey and is a New Jersey state chartered bank. SCB commenced operations on February 24, 1997 and provides full banking services. As a state bank, SCB is subject to regulation by the New Jersey Department of Banking and the Federal Deposit Insurance Corporation. The area served by SCB is principally Ocean County, New Jersey.

Subsequent Events

SCB has evaluated events and transactions occurring subsequent to the balance sheet date of September 30, 2019 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through October 31, 2019, the date these financial statements were available to be issued, and SCB determined that the following item should be disclosed.

On June 24, 2019, 1st Constitution Bancorp (“1st Constitution”), the holding company for 1st Constitution Bank, and Shore Community Bank (“SCB”) jointly announced that they have entered into a definitive agreement and plan of merger pursuant to which 1st Constitution will acquire SCB in a stock and cash transaction valued at $16.54 per share, or approximately $53.1 million in total consideration. Upon the closing of the transaction, SCB will merge with and into 1st Constitution Bank. The merger has been unanimously approved by the boards of directors of both institutions, and is anticipated to be completed on November 8 2019. The transaction is subject to approval by the shareholders of SCB, as well as regulatory approvals, and other customary closing conditions. Under the terms of the merger agreement, SCB’s shareholders will receive 0.8786 of a share of 1st Constitution common stock, $16.50 in cash, or a combination of 1st Constitution common stock and cash, subject to adjustment as set forth in the merger agreement, for each share of SCB’s common stock that they own.

Included in SCB’s 2019 year-to-date non-interest expense was $395,576 in non-recurring expenses related to the merger, largely legal and other professional fees. SCB expects to incur additional non-recurring costs through the closing of the merger.

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Shore Community Bank
Notes to the Financial Statements

Newly Issued Accounting Standard

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by the lessee will primarily depend on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The new disclosures will include both qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. ASU 2016-02 is effective for SCB in 2019. SCB adopted this ASU in 2019. At September 30, 2019, SCB’s operating lease right of use assets and operating lease liabilities were $1,034,440.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), to replace the incurred loss model, which is referred to as the current expected credit loss ("CECL") model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loans receivable and held-to maturity debt securities. It also applies to off-balance sheet credit exposures including loan commitments, standby letters of credit, financial guarantees, and other similar instruments. For the assets within the scope of CECL, a cumulative-effect adjustment will be recognized in retained earnings as of the beginning of the first report period in which the guidance is effective. This new standard will be effective for SCB in 2021. SCB is currently evaluating the impact this new standard will have on the financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. ASU No. 2018-13 modifies the disclosure requirements for fair value measurements in Topic 820, Fair Value Measurement. The amendments are based on the concepts in the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, which the FASB finalized on August 28, 2018. ASU No. 2018-13 is effective for SCB in 2020. Early adoption is permitted. SCB is in the process of evaluating the potential impact this new standard will have on the financial statements.

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Shore Community Bank
Notes to the Financial Statements

2.	Securities

The amortized cost and fair value of securities as of September 30, 2019 and December 31, 2018 are summarized as follows:

	September 30, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities available-for-sale:
U.S. government agency securities	$3,183,224	$103,454	$(45,386)	$3,241,292
U.S. government sponsored enterprises - residential mortgage- backed securities	8,261,093	34,923	(79,134)	8,216,882
Other	25,000	-	-	25,000

	$11,469,317	$138,377	$(124,520)	$11,483,174

Securities held-to-maturity:
Obligations of state and political subdivisions	$15,877,618	$349,229	$-	$16,226,847

	December 31, 2018

Securities available-for-sale:
U.S. government agency securities	$3,759,137	$84,645	$(46,389)	$3,797,393
U.S. government sponsored enterprises - residential mortgage- backed securities	9,955,236	26,686	(295,564)	9,686,358
Other	25,000	-	-	25,000

	$13,739,373	$111,331	$(341,953)	$13,508,751

Securities held-to-maturity:
Obligations of state and political subdivisions	$16,112,785	$165,435	$(185,260)	$16,092,960

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Shore Community Bank
Notes to the Financial Statements

The amortized cost and fair value of securities as of September 30, 2019, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$111,231	$110,565	$3,804,534	$3,911,193
Due after one year through five years	2,426,469	2,521,939	6,226,324	6,393,240
Due after five years through ten years	247,182	237,246	5,302,629	5,363,724
Due after ten years	398,342	371,542	544,131	558,690

	3,183,224	3,241,292	15,877,618	16,226,847
U.S. government sponsored enterprises - residential mortgage-backed securities	8,261,093	8,216,882	-	-
Other	25,000	25,000	-	-

	$11,469,317	$11,483,174	$15,877,618	$16,226,847

The following tables present gross unrealized losses and fair value of Shore Community Bank’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2019 and December 31, 2018:

	September 30, 2019
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency securities	$766,368	$(6)	$612,950	$(45 ,380)	$1,379,318	$(45,386)
U.S. government sponsored enterprises - residential mortgage- backed securities	-	-	5,867,970	(79,134)	5,879,970	(79,134)
Obligations of state and political subdivisions	-	-	-	-	-	-

Total temporarily impaired securities	$766,368	$(6)	$6,480,920	$(124,514)	$7,247,288	$(124,520)

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Shore Community Bank
Notes to the Financial Statements

	December 31, 2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency securities	$-	$-	$623,150	$(46,389)	$623,150	$(46,389)
U.S. government sponsored enterprises - residential mortgage- backed securities	31,864	(63)	7,961,325	(295,501)	7,993,189	(295,564)
Obligations of state and political subdivisions	536,915	(3,739)	6,109,032	(181,521)	6,645,947	(185,260)

Total temporarily impaired securities	$568,779	$(3,802)	$14,693,507	$(523,411)	$15,262,286	$(527,213)

SCB had 29 and 47 securities at September 30, 2019 and December 31, 2018, respectively, in an unrealized loss position. The decline in fair value was due only to interest rate fluctuations. SCB does not intend to sell these securities prior to their recovery and it is more likely than not that SCB will not have to sell the securities prior to recovery. No securities are deemed to be other-than-temporarily impaired. None of the individual unrealized losses are significant.

There were no sales of available-for-sale securities in the nine months ended September 30, 2019 and 2018.

Securities with a carrying value of $18,898,749 and $20,507,000 at September 30, 2019 and December 31, 2018, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

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Shore Community Bank
Notes to the Financial Statements

3.	Loans Receivable and Allowance for Loan Losses

The composition of net loans receivable at September 30, 2019 and December 31, 2018 was as follows:

	September 30, 2019	December 31, 2018

Real estate:
Commercial	$133,075,045	$123,861,449
Commercial construction	13,782,282	13,989,574
Residential	34,128,633	36,635,127
Residential construction	1,912,609	1,662,806
Home equity loans	8,392,662	10,966,131

	191,291,231	187,115,087

Commercial and industrial	18,146,389	22,490,603
Consumer loans	140,605	163,947
SBA loans	880,160	890,410

	210,458,385	210,660,047

Unearned net loan fees and origination costs	13,795	(12,515)
Allowance for loan losses	(2,570,768)	(2,556,769)

Net loans	$207,901,412	$208,148,995

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Shore Community Bank
Notes to the Financial Statements

The following tables summarize the activity in the allowance for loan losses by loan class for the nine months ended September 30, 2019 and the year ended December 31, 2018, and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of September 30, 2019 and December 31, 2018:

	Nine Months Ended September 30, 2019
	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$1,850,169	$-	$22,947	$-	$1,873,116	$-	$1,873,116
Residential mortgage	443,448	(9,062)	-	-	434,386	88,805	354,581
Home equity and consumer, other	35,984	-	114	-	36,098	-	36,098
Unallocated	227,168	-	-	-	227,168	-	227,168

	$2,556,769	$(9,062)	$23,061	$-	$2,570,768	$88,805	$2,481,963

	September 30, 2019
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$165,883,876	$4,379,639	$161,504,237
Residential mortgage	36,041,242	621,509	35,419,733
Home equity and consumer, other	8,533,267		8,533,267

	$210,458,385	$5,001,148	$205,457,237

	Nine Months Ended September 30, 2018
	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provision (credit)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$1,904,013	$(28,992)	$121,239	$-	$1,996,260	$-	$1,996,260
Residential mortgage	526,632	(1,442)	-	-	525,190	-	525,190
Home equity and consumer, other	35,780	(8,638)	2,816	-	29,958	-	29,958
Unallocated	433,848	-	-	(130,000)	303,848	-	303,848

	$2,900,273	$(39,072)	$124,055	$(130,000)	$2,855,256	$-	$2,855,256

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Shore Community Bank
Notes to the Financial Statements

	December 31, 2018
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$161,232,036	$4,285,471	$156,946,565
Residential mortgage	38,297,933	484,190	37,813,743
Home equity and consumer, other	11,130,078	-	11,130,078

	$210,660,047	$4,769,661	$205,890,386

The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the SCB's internal risk rating system as of September 30, 2019 and December 31, 2018:

	September 30, 2019
	Pass	Special Mention	Substandard	Doubtful	Total

Commercial	$159,546,662	$1,957,575	$4,379,639	$-	$165,883,876
Residential mortgage	35,147,090	272,643	621,509	-	36,041,242
Home equity and consumer, other	8,533,267	-	-	-	8,533,267

	$203,227,019	$2,230,218	$5,001,148	$-	$210,458,385

	December 31, 2018

Commercial	$152,371,632	$4,574,933	$4,285,471	$-	$161,232,036
Residential mortgage	37,813,743	-	484,190	-	38,297,933
Home equity and consumer, other	11,130,078	-	-	-	11,130,078

	$201,315,453	$4,574,933	$4,769,661	$-	$210,660,047

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Shore Community Bank
Notes to the Financial Statements

The following tables summarize information in regards to impaired loans by loan portfolio class as of September 30, 2019 and December 31, 2018:

	September 30, 2019
	Recorded Investment after Charge-offs	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Commercial	$4,379,639	$4,379,639	$-	$4,332,555	$6,232
Residential mortgage	457,372	457,372	-	384,124	-
Consumer	-	-	-	-	1,490

With an allowance recorded:
Commercial	$-	$-	$-	$-	$-
Residential mortgage	164,137	252,942	88,805	168,726	877
Consumer	-	-	-	-	-

Total:
Commercial	$4,379,639	$4,379,639	$-	$4,332,555	$6,232
Residential mortgage	621,509	710,314	88,805	552,850	877
Consumer	-	-	-	-	1,490

	$5,001,148	$5,089,953	$88,805	$4,885,405	$8,599

	December 31, 2018

With no related allowance recorded:
Commercial	$4,285,471	$4,285,471	$-	$1,611,617	$16,742
Residential mortgage	310,876	310,876	-	173,098	-
Consumer	-	-	-	10,384	9,501

With an allowance recorded:
Commercial	$-	$-	$-	$388,838	$-
Residential mortgage	173,314	253,442	120	204,843	4,726
Consumer	-	-	-	-	-

Total:
Commercial	$4,285,471	$4,285,471	$-	$2,000,455	$16,742
Residential mortgage	484,190	564,318	120	377,941	4,726
Consumer	-	-	-	10,384	9,501

	$4,769,661	$4,849,789	$120	$2,388,780	$30,969

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Shore Community Bank
Notes to the Financial Statements

The following table presents nonaccrual loans by classes of the loan portfolio as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Commercial	$-	$-
Residential mortgage	621,509	484,190

	$621,509	$484,190

The performance and credit quality of the loan portfolio is also monitored by the analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of September 30, 2019 and December 31, 2018:

	September 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing

Commercial	$980,606	$-	$1,550,000	$2,530,606	$163,353,270	$165,883,876	$1,550,000
Residential mortgage	-	-	621,509	621,509	35,419,733	36,041,242
Home equity and consumer, other	-	-	-	-	8,533,267	8,533,267	-

	$980,606	$-	$1,550,000	$2,530,606	$207,306,270	$210,458,385	$1,550,000

	December 31, 2018

Commercial	$-	$-	$1,550,000	$1,550,000	$159,682,036	$161,232,036	$1,550,000
Residential mortgage	748,611	-	484,190	1,232,801	37,065,132	38,297,933	-
Home equity and consumer, other	3,495	-	-	3,495	11,126,583	11,130,078	-

	$752,106	$-	$2,034,190	$2,786,296	$207,873,751	$210,660,047	$1,550,000

SCB may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring ("TDR"). SCB may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating SCB's allowance for loan losses. As of September 30, 2019, and December 31, 2018, SCB has a recorded investment in troubled debt restructurings of $428,351 and $445,104, respectively. SCB has allocated $88,805 and $120 of specific allowance for these loans at September 30, 2019 and December 31, 2018, respectively, and there are no commitments to lend additional amounts.

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Notes to the Financial Statements

SCB identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

There were no troubled debt restructurings which occurred during the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

There were no troubled debt restructured loans made in prior years that subsequently defaulted in the nine months ended September 30, 2019 and the year ended December 31, 2018.

4.	Foreclosed Assets

Foreclosed asset activity was as follows for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
	2019	2018

Beginning balance	$953,568	$929,715
Loans transferred to foreclosed assets	-	85,512
Write-down of foreclosed assets	-	(1,040)
Sales of foreclosed assets	-	(60,619)

	$953,568	$953,568

At September 30, 2019 and December 31, 2018, the balance of foreclosed assets includes $69,560 and $69,560, respectively of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property or deed in lieu of foreclosure. At September 30, 2019 and December 31, 2018, the recorded investment of residential mortgage and consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceeds are in process was $-0-.

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Shore Community Bank
Notes to the Financial Statements

5.	Deposits

The components of deposits at September 30, 2019 and December 31, 2018 are as follows:

	September 30, 2019	December 31, 2018

Demand, non-interest bearing	$58,896,379	$55,275,785
Demand, interest bearing	36,661,311	38,560,054
Savings	64,224,740	66,995,385
Time, $100,000 and over	77,028,922	39,346,902
Time, other	13,117,414	35,222,982

	$249,928,766	$235,401,108

At September 30, 2019, the scheduled maturities of time deposits are as follows:

2019	$12,069,000
2020	48,311,000
2021	24,393,336
2022	3,481,000
2023	1,576,000
2024	316,000

$90,146,336

At September 30, 2019 and December 31, 2018, the total of individual time deposits with balances in excess of $250,000 (FDIC insurance limit) was approximately $13,117,413 and $8,956,000, respectively.

6.	Leases

Effective January 1, 2019, SCB adopted ASU 2016-02, Leases (Topic 842), and all subsequent ASUs that modified Topic 842. For SCB, Topic 842 affected the accounting treatment for operation lease agreements in which SCB is the lessee by recognizing lease assets and liabilities on the balance sheet.

SCB leases the premises for two branch locations including a loan office under operating lease agreements expiring in various years through 2020. SCB is responsible to pay all real estate taxes, insurance, utilities, maintenance, and repairs on the buildings. SCB also has two land leases for two branch locations under operating lease agreements expiring through 2026. The branch buildings for these locations are owned by SCB.

All of the leases in which SCB is lessee are comprised of real estate property primarily for branches and office space. These leases are classified as operating leases. At September 30, 2019, SCB’s operating lease right of use assets and operating lease liabilities were $1,034,440.

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Shore Community Bank
Notes to the Financial Statements

In adopting the new accounting guidance, SCB used the following practical expedients for transitional relief as provided for in a subsequent ASU:

•	An entity need not reassess whether any expired or existing contract are or contain leases.
•	An entity need not reassess the lease classification for any expired or existing leases.
•	An entity need not reassess initial direct costs for any existing leases.
•	An entity may elect to apply hindsight to leases that existed during the period from the beginning of the earliest period presented in the financial statements until the effective date.

SCB also elected not to included short-term leases (i.e., leases with initial terms of twelve months or less) or equipment leases (deemed immaterial) on the balance sheet as provided for in the accounting guidance.

The following provides additional information about SCB’s operation leases:

At September 30, 2019:

Weighted average remaining lease term	5.53 years
Weighted average discount rate	3.92%

At September 30, 2019, the future minimum payments are as follows:

2019	$59,912
2020	235,637
2021	233,848
2022	237,478
2023	222,478
2024	85,425
Thereafter	119,790
Total lease payments	1,194,568
Less interest	(160,128)
Operating lease liability	$1,034,440

Rent expense was $247,847 and $247,192 for the nine months ended September 30, 2019 and 2018, respectively.

7.	Employee Benefit Plan

SCB adopted a Savings Incentive Match Plan for Employees ("SIMPLE") individual retirement plan as of January 1, 2004. Employees may contribute up to the maximum allowable each year and SCB will match the elective deferral percentage of the employee's salary up to 3%. During the nine months ended September 30, 2019 and 2018, employer SIMPLE IRA matching contributions to the Plan charged to operations were $50,657 and $48,656, respectively.

8.	Agreements with Executives

SCB has employment agreements with certain employees which include minimum annual salary commitments and change of control provisions. Upon resignation after a change in the control of SCB, as defined in the agreement, the individuals will receive monetary compensation in the amount set forth in the agreement. SCB also has a supplemental employee retirement plan with its Chief Executive Officer. There are $37,000 and $86,500 of accruals under this plan as of September 30, 2019 and December 31, 2018, respectively, and which are included in other liabilities in the accompanying balance sheet.

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Shore Community Bank
Notes to the Financial Statements

9.	Stock Option Plans

Stock option share information as of September 30, 2019 and December 31, 2018 and activity for the nine months ended September 30, 2019 and the year ended December 31, 2018 has been adjusted for the 10% stock dividend issued in 2016.

Effective May 1, 2004, SCB adopted the 2004 Non-Qualified Stock Option Plan for certain employees, officers and directors of SCB and the 2004 Incentive Stock Option Plan for certain employees and officers of SCB. Under the Plans, stock options are granted at the discretion of the Board of Directors. The 2004 Non-Qualified Stock Option Plan was allotted 62,723 shares and the 2004 Incentive Stock Option Plan was allotted 126,737 shares, respectively, of SCB's common stock. Under the 2004 Non-Qualified Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than 85% of the fair market value of the common shares at the date of grant and options granted to directors cannot be less than the fair market value of the common shares. Under the 2004 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plans expire in ten years. As of September 30, 2019, and December 31, 2018, there were no shares available under the 2004 Non-Qualified Stock Option Plan and the 2004 Incentive Stock Option Plan and both plans have expired.

Effective May 1, 2014, SCB adopted the 2014 Incentive Stock Option Plan for certain employees and officers of SCB. Under the Plan, stock options are granted at the discretion of the Board of Directors. The 2014 Incentive Stock Option Plan was allotted 133,100 shares of SCB's common stock. Under the 2014 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plan expire in ten years. As of December 31, 2018, there were no shares available under the 2014 Incentive Stock Option Plan for issuance.

Effective May 1, 2018, SCB adopted the 2018 Incentive Stock Option Plan for certain employees and officers of SCB. Under the Plan, stock options are granted at the discretion of the Board of Directors. The 2018 Incentive Stock Option Plan was allotted 150,000 shares of SCB's common stock. Under the 2018 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plan expire in ten years. As of September 31, 2019, there were 55,000 shares available under the 2018 Incentive Stock Option Plan for issuance.

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Notes to the Financial Statements

The following summarizes changes in stock options outstanding under the plans discussed above for the nine months ended September 30, 2019 and the year ended December 31, 2018.

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2018	139,809	$7.85
Granted	50,000	12.06
Exercised	-	-
Forfeited	-	-

Outstanding at September 30, 2019	189,809	$8.96
Exercisable at September 30, 2019	78,270	$6.97

Outstanding at December 31, 2017	119,407	5.42
Granted	45,000	12.00
Exercised	(24,598)	3.66
Forfeited	-	-

Outstanding at September 30, 2018	139,809	$7.85
Exercisable at September 30, 2018	35,864	$5.50

The weighted-average remaining contractual life of the above options is approximately 7.9 years. Stock options outstanding at September 30, 2019 are exercisable at prices ranging from $4.94 to $12.06 per share. The intrinsic value of options outstanding and exercisable at September 30, 2019 was $1,314,863 and $892,726, respectively.

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumption for grants in 2019 and 2018: dividend yield of 0.00%, risk-free interest rate of 2.52% and 2.92%, expected life of 7 years, and expected volatility of 16.97% and 28.30%, respectively. The weighted average fair value of options granted in 2019 and 2018 was $8.95 and $3.66 per share, respectively.

Total stock-based compensation cost for the nine months ended September 30, 2019 and 2018 related to stock options granted was $120,516 and $79,546, respectively.

As of September 30, 2019, there was $227,819 of unrecognized compensation cost related to nonvested stock options granted. That cost is expected to be recognized over a weighted average period of 3.45 years through 2025.

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Shore Community Bank
Notes to the Financial Statements

10.	Earnings Per Share

The following table sets forth the computations of basic and diluted earnings per share for the nine months ended September 30, 2019 and 2018 (as adjusted for the 10% stock dividend issued in 2017):

	Nine Months Ended September 30,
	2019	2018

Numerator, net income	$2,286,508	$2,968,851

Denominator:
Denominator for basic earnings per share, weighted average shares	$3,123,456	$3,115,438
Effect of dilutive securities, stock options	68,872	52,541

Denominator for diluted earnings per share, weighted average shares and assumed conversions	$3,192,328	$3,167,979

Basic earnings per share	$0.73	$0.95

Diluted earnings per share	$0.72	$0.94

11.	Income Taxes

A reconciliation of the statutory income tax at a rate of 21% to the income tax expense included in the statements of income is as follows for the nine months ended September 30, 2019 and 2018, respectively:

	Nine Months Ended September 30,
	2019		2018
	Amount	% of Pre-Tax Income	Amount	% of Pre-Tax Income

Federal income tax at statutory rate	$702,007	21%	$866,735	21%
Tax-exempt interest	(77,789)	(2)	(82,548)	(2)
Bank owned life insurance	(25,189)	(1)	(41,274)	(1)
Merger related expenses	104,232	3	-	-
State tax expense, net of federal benefit	352,877	11	374,317	9
Other	244	-	41,274	1

	$1,056,382	32%	$1,158,501	28%

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Shore Community Bank
Notes to the Financial Statements

12.	Transactions with Executive Officers, Directors and Principal Stockholders

SCB has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Loans to related parties at September 30, 2019 and December 31, 2018 were $7,926,248 and $4,524,673, respectively. New related party loans during the nine months ended September 30, 2019 and 2018 were $3,127,500 and $-0-, respectively. SCB had lines of credit to related parties with an outstanding balance of $279,780 and $798,870 at September 30, 2019 and December 31, 2018, respectively. Deposits to related parties at September 30, 2019 and December 31, 2018 were not significant.

13.	Financial Instruments with Off-Balance Sheet Risk

SCB is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

SCB's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. SCB uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of SCB's financial instrument commitments at September 30, 2019 and December 31, 2018 is as follows:

	Contract Amount
	September 30, 2019	December 31, 2018

Commitments to grant loans	$3,811,250	$17,873,500
Unfunded commitments under lines of credit	37,357,000	40,494,000
Commercial and standby letters of credit	279,780	352,204

	$41,448,030	$58,719,704

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. SCB evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by SCB upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

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Shore Community Bank
Notes to the Financial Statements

Outstanding letters of credit written are conditional commitments issued by SCB to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. SCB requires collateral supporting these letters of credit as deemed necessary. The maximum undiscounted exposure related to these commitments at September 30, 2019 and December 31, 2018 was $280,000 and $352,000, respectively. The current amount of the liability as of September 30, 2019 and December 31, 2018 for guarantees under standby letters of credit issued is not material.

14.	Contingencies

There are no material legal proceedings to which SCB is party to except proceedings which arise in the normal course of business and, in the opinion of management, will not have any material effect on the consolidated financial position of SCB.

15.	Fair Value Measurements and Disclosures

Determination of Fair Value

SCB uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the SCB's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is determined at a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, SCB groups its assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

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Shore Community Bank
Notes to the Financial Statements

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2019 and December 31, 2018 are as follows:

	September 30, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Securities available-for-sale:
U.S. government agency securities	$3,241,292	$-	$3,241,292	$-
U.S. government sponsored enterprises - residential mortgage-backed securities	8,216,882	-	8,216,882	-
Other	25,000	-	25,000	-

	$11,483,174	$-	$11,483,174	$-

	December 31, 2018

Securities available-for-sale:
U.S. government agency securities	$3,793,393	$-	$3,797,393	$-
U.S. government sponsored enterprises - residential mortgage-backed securities	9,686,358	-	9,686,358	-
Other	25,000	-	25,000	-

	$13,508,751	$-	$13,508,751	$-

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Shore Community Bank
Notes to the Financial Statements

For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2019 and December 31, 2018 are as follows:

	September 30, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$164,137	$-	$-	$164,137

December 31, 2018

Impaired loans	$173,194	$-	$-	$173,194

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Shore Community Bank
Notes to the Financial Statements

For non-financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2019 and December 31, 2018 are as follows:

	September 30, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Foreclosed assets	$953,568	$	$	$953,568

December 31, 2018

Foreclosed assets	$953,568	$	$	$953,568

	September 30, 2019
	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range

Impaired loans	$164,137	Appraisal of collateral	Appraisal adjustments	0% - 7%

			Liquidation expenses	10% - 15%

Foreclosed assets	$953,568	Appraisal of property	Appraisal adjustments	0% -15%

			Liquidation expenses	10% - 15%

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Shore Community Bank
Notes to the Financial Statements

	December 31, 2018
	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range

Impaired loans	$173,194	Appraisal of collateral	Appraisal adjustments	0% - 7%

			Liquidation expenses	10% - 15%

Foreclosed assets	$953,568	Appraisal of property	Appraisal adjustments	0% -15%

			Liquidation expenses	10% - 15%

Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

Below is management's estimate of the fair value of all financial instruments, whether carried at cost or fair value on SCB's balance sheet.

The following information should not be interpreted as an estimate of the fair value of the entire SCB since a fair value calculation is only provided for a limited portion of SCB's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between SCB's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair value of SCB's financial instruments:

Cash and Cash Equivalents (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Securities

The fair value of securities available-for-sale (carried at fair value) and held-to-maturity (carried at amortized cost) are determined by matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices.

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Shore Community Bank
Notes to the Financial Statements

Loans Receivable (Carried at Cost)

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value of loans held for sale is based on secondary market prices.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those in which SCB has measured impairment generally based on the fair value of the loan's collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Federal Home Loan Bank Stock (Carried at Cost)

The carrying amount of restricted investment in bank stock approximates fair value, and considers the limited marketability of such securities.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit Liabilities (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

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Notes to the Financial Statements

The estimated fair values of SCB's financial instruments at September 30, 2019 and December 31, 2018 were as follows:

	September 30, 2019
	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Financial assets:
Cash and cash equivalents	$34,505	$34,505	$34,505	$-	$-
Securities available-for- sale	11,483	11,483	-	11,483	-
Securities held-to- maturity	15,878	16,227	-	16,227	-
Federal Home Loan Bank stock	269	269	-	269	-
Loans receivable, net	207,901	208,337	-	-	208,337
Accrued interest receivable	1,038	1,038	-	1,038	-

Financial liabilities:
Deposits	$249,929	$249,996	$-	$249,996	$-
Accrued interest payable	245	245	-	245	-

	December 31, 2018

Financial assets:
Cash and cash equivalents	$14,963	$14,963	$14,963	$-	$-
Securities available-for- sale	13,509	13,509	-	13,509	-
Securities held-to- maturity	16,113	16,093	-	16,093	-
Federal Home Loan Bank stock	239	239	-	239	-
Loans receivable, net	208,149	206,318	-	-	206,318
Accrued interest receivable	1,008	1,008	-	1,008	-

Financial liabilities:
Deposits	$235,401	$235,329	$-	$235,329	$-
Accrued interest payable	177	177	-	177	-

31